Exhibit 2.2

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of May 7, 2010 (this “Agreement”), is given, made and entered into by each of the undersigned pledgors listed on the signature pages hereto and each of the other persons and entities that become bound hereby from time to time by joinder, assumption, or otherwise (each, a “Pledgor” and collectively, the “Pledgors”), and Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as collateral trustee (the “Collateral Trustee”) for the equal and ratable benefit of the Secured Parties (as defined below) pursuant to the Collateral Trust Agreement (as defined below).

WHEREAS, pursuant to the Credit Agreement, dated as of even date herewith (the “Credit Agreement”), by and among CNX Gas Corporation, a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as syndication agent, and PNC Bank, National Association, as administrative agent (the “Administrative Agent”), the Administrative Agent and the Lenders agreed to provide certain loans and other financial accommodations to the Borrower; and

WHEREAS, pursuant to that certain CONSOL Energy Note Indenture (2002) (as defined in the Credit Agreement) (the “Indenture”), the Collateral Trustee and David A. Vanaskey, as individual trustee (the “Individual Trustee”), entered into that certain Collateral Trust Agreement of even date herewith, with the Borrower and the Designated Subsidiaries (as defined therein) (the “Collateral Trust Agreement”), and the Collateral Trustee has agreed to accept the grants of security interests and pledges under this Agreement as security for the Secured Obligations (as defined below) for the equal and ratable benefit of the Secured Parties (as defined below); and

WHEREAS, pursuant to and in consideration of the Credit Agreement, certain of the issued and outstanding capital stock and other equity interests of each of the Companies shall be pledged to the Collateral Trustee in accordance herewith; and

WHEREAS, each Pledgor owns the outstanding capital stock and other equity interests of the Companies as set forth on Schedule A hereto.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Defined Terms.

(a) Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Credit Agreement. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in New York as amended from time to time (the “Code”).

(b) “Pledged Collateral” shall mean and include all of each Pledgor’s present and future right, title and interest in and to the following: (i) all capital stock and other equity interests (subject to Section 2(b) below) in the corporations, limited liability companies, partnerships or other entities (each a “Company” and collectively the “Companies”) listed on Schedule A attached hereto and made a part hereof (as updated pursuant to Section 5(g) hereof); (ii) all warrants, registrations, certificates, articles, by-laws, regulations, limited liability company agreements or constitutive agreements governing or representing any such interests; all options and other rights, contractual or otherwise, at any time existing with respect to such interests, as such interests are amended, modified, replaced or supplemented from time to time; (iii) all dividends or distributions paid or payable on any of the foregoing, and all books and records (whether paper, electronic or any other medium) pertaining to the foregoing, including, without limitation, all stock record and transfer books; and (iv) all cash and non-cash proceeds (including, without limitation, insurance proceeds) of any of the foregoing property, all products thereof, and all additions and accessions thereto, substitutions therefor and replacements thereof; provided, however, that pursuant to Section 8.1.17 [Collateral] of the Credit Agreement, the Pledged Collateral shall not include (collectively, “Excluded Assets”) the following: (I) any capital stock or other equity interest in any Person that is not a direct or indirect Subsidiary of the Borrower or any other Loan Party or is an Excluded Subsidiary (other than any wholly-owned Foreign Company (subject to Section 2(b) below ), (II) any stock or assets described on Schedule 8.1.17 to the Credit Agreement, (III) any stock or assets that have been released pursuant to Section 10.10 [Authorization to Release Collateral, Etc.] or Section 11.1.4 [Release of Collateral or Guarantor] of the Credit Agreement from the Liens created in connection with the Credit Agreement or (IV) any of the assets described in clauses (ii) and (iii) related to the foregoing.

(c) “Company” and “Companies” shall mean one or more of the entities issuing any of the Pledged Collateral which is or should be (in accordance with Section 5(g) hereof) described on Schedule A hereto.

(d) “Debt Instruments” shall have the meaning set forth in the Collateral Trust Agreement.

(e) “Event of Default” shall mean an Actionable Default (as defined in the Collateral Trust Agreement).

(f) “Foreign Company” shall mean one or more of the entities issuing any of the Pledged Collateral which is not organized under the laws of any state of the United States of America, which is, or should be, described on Schedule A.

(g) “Secured Obligations” shall mean the Secured Debt (as defined in the Collateral Trust Agreement).

(h) “Secured Parties” shall mean collectively, the Collateral Trustees (as defined in the Collateral Trust Agreement), the Administrative Agent, the Lenders and any provider of a Specified Hedge Agreement or Other Lender Provided Financial Service Product, The Bank of Nova Scotia Trust Company of New York or any successor thereto, as trustee under the Indenture, and any other holders from time to time of the Secured Obligations and “Secured Party” shall mean each of them individually.

2. Grant of Security Interests.

(a) To secure on a first priority perfected basis the payment and performance of all Secured Obligations in full, each Pledgor hereby grants to the Collateral Trustee a continuing first priority security interest under the Code in and hereby pledges to Collateral Trustee, in each case for the equal and ratable benefit of the Secured Parties, all of such Pledgor’s now existing and hereafter acquired or arising right, title and interest in, to, and under the Pledged Collateral whether now or hereafter existing and wherever located, subject in all cases to Permitted Liens (except the Liens contemplated by clause (vii) of the definition of Permitted Liens) and inchoate Liens that do not have priority over the Liens granted under the Loan Documents (collectively, the “Permitted Pledged Collateral Liens”).

(b) Notwithstanding anything to the contrary contained in this Agreement, the Pledged Collateral with respect to any one Foreign Company shall not exceed sixty-five percent (65%) of the total combined voting power of all classes of capital stock and other equity interests entitled to vote of such Foreign Company and this Agreement shall not apply to any such capital stock, or other equity interests which are in excess of such sixty five percent (65%) limitation. To the extent the Collateral Trustee receives more than sixty five percent (65%) of the total combined voting power of all classes of capital stock and other equity interests entitled to vote of any Foreign Company, the Collateral Trustee shall return such excess capital stock and other equity interests upon the request of a Pledgor.

3. Further Assurances.

Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time upon reasonable request of the Collateral Trustee, each Pledgor shall execute and deliver to the Collateral Trustee all financing statements, continuation financing statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, the “Security Documents”) which the Collateral Trustee may reasonably request, in form reasonably satisfactory to the Collateral Trustee, and take such other action which the Collateral Trustee may reasonably request, to perfect and continue perfected and to create and maintain the first priority status of the Collateral Trustee’s security interest in the Pledged Collateral and to fully consummate the transactions contemplated under this Agreement, subject only to Permitted Pledged Collateral Liens. Each Pledgor hereby irrevocably makes, constitutes and appoints the Collateral Trustee (and any of the Collateral Trustee’s officers or employees or agents designated by the Collateral Trustee) as such Pledgor’s true and lawful attorney with power to sign the name of such Pledgor on all or any of the Security Documents which the Collateral Trustee determines must be executed, filed, recorded or sent in order to perfect or continue perfected the Collateral Trustee’s security interest in the Pledged Collateral in any jurisdiction. Such power, being coupled with an interest, is irrevocable until all of the Secured Obligations have been indefeasibly paid in full, the Commitments have terminated, all Letters of Credit have expired or been cash collateralized, and all Specified Hedge Agreements and Other Lender Provided Financial Service Products have expired.

4. Representations and Warranties.

Each Pledgor hereby jointly and severally represents and warrants to the Collateral Trustee and the Secured Parties as follows:

(a) Such Pledgor, has and will continue to have (or, in the case of after-acquired Pledged Collateral, at the time such Pledgor acquires rights in such Pledged Collateral, will have and will continue to have), title to its Pledged Collateral, free and clear of all Liens other than Permitted Pledged Collateral Liens;

(b) The capital stock and other equity interests constituting the Pledged Collateral have been duly authorized and validly issued (as set forth on Schedule A hereto), are fully paid and nonassessable and constitute the following (i) the percentage listed on Schedule A of the issued and outstanding capital stock or other equity interests of each of the Companies which are not Foreign Companies, and (ii) sixty five percent (65%) of the issued and outstanding capital stock or other equity interests of each of the Foreign Companies that are wholly owned directly or indirectly by the Borrower;

(c) The security interests in the Pledged Collateral granted hereunder are valid and are perfected and of first priority, subject to the Lien of no other Person other than Permitted Pledged Collateral Liens;

(d) Other than restrictions imposed by the terms of any Indebtedness permitted by the Credit Agreement, there are no restrictions upon the transfer of the Pledged Collateral and such Pledgor has the power and authority and right to transfer the Pledged Collateral owned by such Pledgor free of any encumbrances, subject to Permitted Pledged Collateral Liens, and without obtaining the consent of any other Person;

(e) Such Pledgor has all necessary power to execute, deliver and perform this Agreement;

(f) Such Pledgor’s exact legal name is as set forth on the signature page hereto;

(g) The state of incorporation, formation or organization as applicable, of such Pledgor is as set forth on Schedule A hereto;

(h) Such Pledgor’s chief executive office is as set forth on the signature page hereto;

(i) All rights of such Pledgor in connection with its ownership of each of the Companies pledged by such Pledgor hereunder are either (i) evidenced and governed solely by the stock certificates, instruments or other documents evidencing ownership and organizational documents of each of the Companies or (ii) uncertificated securities with respect to which such Pledgor has caused the issuer thereof either (A) to note or register the security interest of the Collateral Trustee in the appropriate company records or (B) to agree in an authenticated record with such Pledgor and the Collateral Trustee that, upon the occurrence and during the continuation of an Event of Default, such issuer will comply with instructions with respect to such security originated by the Collateral Trustee without further consent of such Pledgor, including without limitation, the Collateral Trustee’s instructions with respect to the assignment or other transfer of such securities; if such Pledgor is an issuer of such securities, such Pledgor confirms that it has received notice of such security interest; and

(j) Other than as described on Schedule B hereto, no shareholder or other similar agreements, other than organizational documents, are applicable to any of the Pledged Collateral and no organizational document of any Company contains any restrictions on the rights of shareholders, members or partners other than those that normally would apply to a company organized under the laws of the jurisdiction of organization of each of the Companies.

5. General Covenants.

Each Pledgor hereby covenants and agrees as follows:

(a) Such Pledgor shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral and the Collateral Trustee’s interest therein, subject to Permitted Pledged Collateral Liens; such Pledgor shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral owned by such Pledgor, unless such loss is the result of the gross negligence or willful misconduct of the Collateral Trustee.

(b) [Intentionally Deleted]

(c) Such Pledgor shall, and shall cause each of the Companies to, keep separate, accurate and complete records of the Pledged Collateral, disclosing the Collateral Trustee’s security interest hereunder;

(d) Such Pledgor shall comply with all Laws applicable to the Pledged Collateral unless any noncompliance would not individually or in the aggregate materially impair the use or value of the Pledged Collateral or the Collateral Trustee’s rights hereunder;

(e) If and to the full extent required under the terms of any contract, agreement, document or instrument related to any of the Companies or their respective shareholders, members, partners or other equity owners, such Pledgor has heretofore and hereby reaffirms and ratifies its consent and approval to, and all necessary waivers with respect to, the pledge of the Pledged Collateral by any Pledgor under the terms of this Agreement and the exercise by the Collateral Trustee of any and all rights and remedies contemplated hereby and such Pledgor hereby waives any prior notice with respect to such consent and approval.

(f) Such Pledgor shall permit the Collateral Trustee, its officers, employees and agents at reasonable times to inspect all books and records related to the Pledged Collateral, provided that prior to an Event of Default, the same is done with reasonable advance notice during normal business hours and in accordance with such Pledgor’s standard safety, visit and inspection procedures and no such visit or inspection shall interfere with such Pledgor’s normal business operation;

(g) Subject to Section 2(b) hereof, to the extent, following the date hereof, such Pledgor acquires capital stock and other equity interests of any of the Companies or any Subsidiary of the Borrower acquired or formed after the date hereof, other than Excluded Assets, such capital stock or other equity interests, together with the assets described in clauses (ii) and

(iii) of the definition of Pledged Collateral with respect to such capital stock or other equity interests, but in no event any Excluded Assets, shall be subject to the terms hereof and, upon such acquisition or formation, shall be deemed to be hereby pledged to the Collateral Trustee; and, such Pledgor thereupon shall deliver an updated Schedule A hereto to the Collateral Trustee;

(h) Except as permitted by the Credit Agreement, during the term of this Agreement, such Pledgor shall not sell, assign, replace, retire, transfer or otherwise dispose of its Pledged Collateral;

(i) Such Pledgor will not change its state of incorporation, formation or organization, as applicable without providing ten (10) days prior written notice to the Collateral Trustee;

(j) Such Pledgor will not change its name without providing ten (10) days prior written notice to the Collateral Trustee;

(k) [Intentionally Deleted]

(l) All certificates or instruments representing or evidencing Pledged Collateral shall be delivered to and held by or on behalf of the Collateral Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Trustee; and

(m) With respect to any Pledged Collateral in which any Pledgor has any right, title or interest and that constitutes an uncertificated security, such Pledgor will cause the issuer thereof either (i) to note or register the security interest created hereby in the appropriate company records or (ii) to agree in an authenticated record with such Pledgor and the Collateral Trustee that upon the occurrence and during the continuance of an Event of Default such issuer will comply with instructions with respect to such security originated by the Collateral Trustee without further consent of such Pledgor, including without limitation, the Collateral Trustee’s instructions with respect to the assignment or other transfer of such securities, such authenticated record to be in form and substance reasonably satisfactory to the Collateral Trustee and such Pledgor. With respect to any Pledged Collateral in which any Pledgor has any right, title or interest and that is not an uncertificated security, upon the request of the Collateral Trustee, such Pledgor will notify each such issuer of such Pledged Collateral that such Pledged Collateral is subject to the security interest granted hereunder.

6. Other Rights With Respect to Pledged Collateral.

In addition to the other rights with respect to the Pledged Collateral granted to the Collateral Trustee hereunder, at any time and from time to time, after and during the continuation of an Event of Default, the Collateral Trustee, at its option and at the expense of the Pledgors, may (a) transfer into its own name, or into the name of its nominee, all or any part of the Pledged Collateral, thereafter receiving all dividends, income or other distributions upon the Pledged Collateral; (b) take control of and manage all or any of the Pledged Collateral, including without limitation, by exercising any and all voting rights related to such Pledged Collateral; (c) apply to the payment of any of the Secured Obligations, whether any be due and payable or not, any moneys, including cash dividends and income from any Pledged Collateral, now or hereafter in the hands of the Collateral Trustee or any Secured Party, on deposit or otherwise, belonging to any Pledgor, as the Collateral Trustee in its sole discretion shall determine; and (d) do anything which any Pledgor is required but fails to do hereunder.

7. Additional Remedies Upon Event of Default.

Upon the occurrence of any Event of Default and while such Event of Default shall be continuing, the Collateral Trustee shall have, in addition to all rights and remedies of a secured party under the Code or other applicable Law, and in addition to its rights under Section 6 above and under the other Loan Documents to which it is a party, the following rights and remedies:

(a) The Collateral Trustee may, after ten (10) days’ advance notice to a Pledgor, sell, assign, give an option or options to purchase or otherwise dispose of such Pledgor’s Pledged Collateral or any part thereof at public or private sale, at any of the Collateral Trustee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Trustee may deem commercially reasonable. Each Pledgor agrees that ten (10) days’ advance notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor recognizes that the Collateral Trustee may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such capital stock or other equity interests for their own account for investment and not with a view to the distribution or resale thereof.

(b) The proceeds of any collection, sale or other disposition of the Pledged Collateral, or any part thereof, shall be applied as set forth in the Collateral Trust Agreement.

8. Collateral Trustee’s Duties.

The powers conferred on the Collateral Trustee hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Trustee shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

9. Additional Pledgors.

It is anticipated that additional persons will from time to time become Subsidiaries of the Borrower or a Guarantor, each of whom may be required to join this Pledge Agreement to the extent required by the Credit Agreement. It is acknowledged and agreed that new Subsidiaries of the Borrower or of a Guarantor may become Pledgors hereunder and will be bound hereby simply by executing and delivering to Collateral Trustee a Guarantor Joinder in the form of Exhibit 1.1(G)(1) to the Credit Agreement. In addition, upon such joinder, a new Schedule A hereto shall be provided to the Collateral Trustee showing the pledge of the capital stock or other equity interests in such new Subsidiary and any capital stock or other equity interests that such new Subsidiary owns in any other Person required to be pledged hereunder.

10. No Waiver; Cumulative Remedies.

No failure to exercise, and no delay in exercising, on the part of the Collateral Trustee, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided under the Debt Instruments or by Law. Each Pledgor waives any right to require the Collateral Trustee to proceed against any other Person or to exhaust any of the Pledged Collateral or other security for the Secured Obligations or to pursue any remedy in the Collateral Trustee’s power.

11. No Discharge Until Payment in Full of the Secured Obligations.

The pledge, security interests, and other Liens and the obligations of each Pledgor hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by Collateral Trustee, or any other obligor on any of the Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Pledgor or which would otherwise operate as a discharge of such Pledgor as a matter of law or equity except for, and to the extent of, payment and performance of the Secured Obligations. Without limiting the generality of the foregoing, each Pledgor hereby consents to, and the pledge, security interests, and other Liens given by such Pledgor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following at any time and from time to time:

(a) Any lack of genuineness, legality, validity, enforceability, or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Debt Instrument or any of the Secured Obligations and regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of the Secured Obligations, any of the terms of the Debt Instruments, or any rights of the Collateral Trustee or any other Person with respect thereto;

(b) Any increase, decrease, or change in the amount, nature, type or purpose of any of the Secured Obligations (whether or not contemplated by the Debt Instruments as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Secured Obligations; any execution or delivery of any additional Debt Instruments, or documents evidencing or related to the Secured Obligations; or any amendment, modification or supplement to, or refinancing or refunding of, any Debt Instrument or any of the Secured Obligations;

(c) Any failure to assert any breach of or default under any Debt Instrument or any of the Secured Obligations; any extensions of credit in excess of the amount committed under or contemplated by any Debt Instrument, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against such Pledgor or any other Person under or in connection with any Debt Instrument or any of the Secured Obligations; any refusal of payment or performance of any of the Secured Obligations, whether or not with any reservation of rights against any Pledgor; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Secured Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Secured Obligations or, if any collections are applied to Secured Obligations, any application to particular Secured Obligations;

(d) Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Collateral Trustee or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by Collateral Trustee or any other Person in respect of, any direct or indirect security for any of the Secured Obligations (including the Pledged Collateral). As used in this Agreement, “direct or indirect security” for the Secured Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Secured Obligations, made by or on behalf of any Person;

(e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, any Pledgor or the Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Pledgor or the Borrower or any other Person; or any action taken or election (including any election under Section 1111(b)(2) of the United States Bankruptcy Code or any comparable law of any jurisdiction) made by the Collateral Trustee or any Pledgor or the Borrower or by any other Person in connection with any such proceeding;

(f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Pledgor or the Borrower or any other Person with respect to any Debt Instrument or any of the Secured Obligations, other than, and to the extent of, payment and performance of the Secured Obligations; or any discharge by operation of law or release of any Pledgor or the Borrower or any other Person from the performance or observance of any Debt Instrument or any of the Secured Obligations; and

(g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a guarantor or a surety, including any Pledgor, excepting only full, strict and indefeasible payment and performance of the Secured Obligations in full.

12. [Intentionally Deleted]

13. Waivers.

Each Pledgor hereby waives any and all defenses which any Pledgor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like, other than, and to the extent of, the defense of prior payment of the Secured Obligations, and each Pledgor hereby waives any defense to or limitation on its obligations under this Agreement arising out of or based on any event or circumstance referred to in Section 11 hereof, other than, and to the extent of, the defense of prior payment of the Secured Obligations. Without limiting the generality of the foregoing and to the fullest extent permitted by applicable law, each Pledgor hereby further waives each of the following:

(a) Except as may be expressly provided in the Credit Agreement or other Debt Instruments, all notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against such Pledgor, including the following: any notice of any event or circumstance described in the immediately preceding section hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Debt Instrument or any of the Secured Obligations; any notice of the incurrence of any Secured Obligations; any notice of any default or any failure on the part of such Pledgor or the Borrower or any other Person to comply with any Debt Instrument or any of the Secured Obligations or any requirement pertaining to any direct or indirect security for any of the Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of the Borrower or any other Person;

(b) Any right to any marshalling of assets, to the filing of any claim against such Pledgor or the Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against such Pledgor or the Borrower, or any other Person of any other right or remedy under or in connection with any Debt Instrument or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any requirement of promptness or diligence on the part of the Collateral Trustee or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Debt Instrument or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Debt Instrument, and any requirement that any Pledgor receive notice of any such acceptance; and

(c) Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, “one action” laws, or the like), or by reason of any election of remedies or other action or inaction by the Collateral Trustee (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Secured Obligations), which results in denial or impairment of the right of the Collateral Trustee to seek a deficiency against the Borrower or any other Person or which otherwise discharges or impairs any of the Secured Obligations.

14. Assignment.

(a) This Agreement shall be binding upon and inure to the benefit of the Collateral Trustee, the Secured Parties and their respective successors and assigns, and each Pledgor and each of its respective successors and assigns, except that no Pledgor may assign or transfer such Pledgor’s obligations hereunder or any interest herein other than assignments and transfers permitted by the Credit Agreement.

(b) The Collateral Trustee may resign and a successor Collateral Trustee may be appointed in the manner provided in the Collateral Trust Agreement. Upon the acceptance of any appointment as a collateral trustee by a successor collateral trustee, that successor collateral trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring collateral trustee, as secured party under this Agreement and the retiring collateral trustee shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring collateral trustee’s resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Trustee.

15. Severability.

The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

16. Governing Law.

This Agreement shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State without regard to its conflict of laws principles, except to the extent that the validity or perfection of the Lien and the security interest hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of New York.

17. Notices.

All notices, requests, demands, directions and other communications (collectively, “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be as set forth in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement in the case of the Pledgors and as set forth in Section 7.2 [Notices] of the Collateral Trust Agreement in the case of the Collateral Trustee.

18. Specific Performance.

Each Pledgor acknowledges and agrees that, in addition to the other rights of the Collateral Trustee hereunder and under the other Loan Documents to which it is a party, because the Collateral Trustee’s remedies at law for failure of such Pledgor to comply with the provisions hereof relating to the Collateral Trustee’s rights (i) to inspect the books and records related to the Pledged Collateral, (ii) to receive the various notifications such Pledgor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (iv) to enforce the provisions hereof pursuant to which the such Pledgor has appointed the Collateral Trustee its attorney-in-fact, and (v) to enforce the Collateral Trustee’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, such Pledgor agrees that each such provision hereof may be specifically enforced.

19. Voting Rights in Respect of the Pledged Collateral.

So long as no Event of Default shall occur and be continuing, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Debt Instruments. The Pledgors shall not vote (i) to enable, or take any other action to permit, any of the Companies to issue any capital stock or other equity interests of any nature of any such Company or (ii) to enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Collateral Trustee to sell, assign or transfer any of the Pledged Collateral, other than restrictions imposed by the terms of any Indebtedness permitted by the Credit Agreement.

20. Consent to Jurisdiction; Waiver of Venue; Service of Process.

(a) SUBMISSION TO JURISDICTION. EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE COLLATERAL TRUST AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT, THE COLLATERAL TRUST AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE COLLATERAL TRUST AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) WAIVER OF VENUE. EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE COLLATERAL TRUST AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 20. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

(c) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION] OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

21. Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE COLLATERAL TRUST AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

22. Entire Agreement; Amendments.

This Agreement supersedes all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein.

23. Counterparts; Telecopy Signatures.

This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument. Delivery of an executed signature page by telecopy or electronic signature delivery system (in either case in a form acceptable to the Collateral Trustee) shall be effective as delivery of a manually executed signature page to this Agreement.

24. Construction.

The rules of construction contained in Section 1.2 [Construction] of the Credit Agreement apply to this Agreement.

25. Termination.

This Agreement shall terminate upon the satisfaction of the conditions set forth in, and in accordance with the provisions of, Section 6 of the Collateral Trust Agreement. All or any portion of the Pledged Collateral shall be released upon the satisfaction of the conditions set forth in, and in accordance with the provisions of, Section 6 of the Collateral Trust Agreement.

26. No Conflict.

The parties agree that in the event of any conflict between the provisions of this Agreement and the provisions of the Collateral Trust Agreement, the provisions of the Collateral Trust Agreement shall control. Notwithstanding any provision in this Agreement to the contrary, the parties and signatories hereto acknowledge and agree that any and all rights, powers, privileges, duties, responsibilities, liabilities and/or obligations (including but not limited to the right to grant or withhold consent and the right to act or refrain from acting), whether discretionary or mandatory, are and shall be exercised by the Collateral Trustee solely in accordance with the terms and conditions of the Collateral Trust Agreement, at the direction of the Credit Facility Agent (as defined in the Collateral Trust Agreement) or other entity specified in the Collateral Trust Agreement as having the right to give direction to the Collateral Trustee, and subject further to the rights of the Collateral Trustee to require officers’ certificate(s), opinion(s) and advice from counsel, accountants, appraisers and other third parties, advancement of expenses and/or assurances of indemnity satisfactory to the Collateral Trustee.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

[SIGNATURE PAGE - PLEDGE AGREEMENT]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PLEDGORS:

CNX GAS CORPORATION

By:	/s/ John M. Reilly
Name:	John M. Reilly
Title:	Vice President, Treasurer & Assistant Secretary

CNX GAS COMPANY LLC

By:	/s/ John M. Reilly
Name:	John M. Reilly
Title:	Treasurer

CARDINAL STATES GATHERING COMPANY

By:	CNX Gas Company LLC, as Partnership Manager

By:	/s/ John M. Reilly
Name:	John M. Reilly
Title:	Treasurer

[SIGNATURE PAGE - PLEDGE AGREEMENT]

KNOX ENERGY, LLC

By:	/s/ Stephen W. Johnson
Name:	Stephen W. Johnson
Title:	Secretary

COALFIELD PIPELINE COMPANY

By:	/s/ Stephen W. Johnson
Name:	Stephen W. Johnson
Title:	Secretary

MOB CORPORATION

By:	/s/ Stephen W. Johnson
Name:	Stephen W. Johnson
Title:	Secretary

Address as to each Pledgor:
1000 CONSOL Energy Drive
Canonsburg, PA 15317-6506

[SIGNATURE PAGE - PLEDGE AGREEMENT]

WILMINGTON TRUST COMPANY, as Collateral Trustee

By:	/s/ W. Thomas Morris, II
Name:	W. Thomas Morris, II
Title:	Vice President

Address:
Wilmington Trust Company, as Collateral Trustee Rodney Square North 1100 North Market Street Wilmington, DE 19890
Attn: Corporate Trust Administration
Telephone: (302) 636-6043
Facsimile: (302) 636-4143

SCHEDULE A

TO

PLEDGE AGREEMENT

Description of Pledged Collateral

A. CORPORATIONS

SUBSIDIARY PLEDGED	PLEDGOR & PLEDGOR’S JURISDICTION OF FORMATION	PLEDGED SHARES	TYPE AND AMOUNT OF OWNERSHIP PLEDGED
MOB Corporation	CNX Gas Company LLC (Virginia)	900	100%

Coalfield Pipeline Company	CNX Gas Company LLC (Virginia)	10,000	100%

B. LIMITED LIABILITY COMPANIES

SUBSIDIARY PLEDGED	PLEDGOR & PLEDGOR’S JURISDICTION OF FORMATION	TYPE AND AMOUNT OF OWNERSHIP PLEDGED
CNX Gas Company LLC	CNX Gas Corporation (Delaware)	100% of Pledgor’s Membership Interest

Knox Energy, LLC	CNX Gas Company LLC (Virginia)	100% of Pledgor’s Membership Interest

C. PARTNERSHIPS

SUBSIDIARY PLEDGED	PLEDGOR & PLEDGOR’S JURISDICTION OF FORMATION	TYPE AND AMOUNT OF OWNERSHIP PLEDGED
Cardinal States Gathering Company	CNX Gas Company LLC (Virginia)	100% of Pledgor’s Partnership Interest

	CNX Gas Corporation (Delaware)	100% of Pledgor’s Partnership Interest

SCHEDULE B

TO

PLEDGE AGREEMENT

Description of Shareholder Restrictions

None.